Exhibit 99.1

VBI Vaccines Announces New Data and Progress of VBI-2900, VBI’s eVLP Coronavirus Program

-	New Phase 1b clinical data of VBI-2905 (monovalent, Beta) demonstrated a well-tolerated safety profile and an encouraging ability to boost and broaden the immune response against the Beta variant
-	New preclinical data demonstrated VBI-2901 (trivalent, pan-coronavirus) induced antibody titers that were even higher than VBI-2902 (monovalent, ancestral) against a broad panel of variants, including Omicron and a bat coronavirus which has not yet made the jump to humans
-	New data continues to strengthen potential of the eVLP platform against coronaviruses
-	First clinical study of VBI-2901 expected to initiate summer 2022

CAMBRIDGE, M.A. – April 5, 2022 – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced updated clinical and preclinical data from its coronavirus program, VBI-2900.

VBI-2900 consists of three candidates derived from the Company’s proprietary enveloped virus-like particle (eVLP) technology platform, including:

●	VBI-2902: A monovalent candidate directed against the ancestral/Wuhan SARS-CoV-2 strain
●	VBI-2905: A monovalent candidate directed against the Beta SARS-CoV-2 variant
●	VBI-2901: A trivalent, pan-coronavirus candidate targeting SARS-CoV-2 (COVID-19), SARS-CoV (SARS), and MERS-CoV (MERS)

Jeff Baxter, President and CEO of VBI, said: “These new data continue to strengthen the potential of eVLP candidates against coronaviruses. The magnitude of antibody boosting against the Beta variant in the Phase 1b study of VBI-2905 was greater than expected. After one dose, this candidate was able to broaden robust immunity to the Beta variant, in addition to the ancestral strain (against which participants were previously vaccinated), thus overcoming the potential for ‘original antigenic sin.’ Moreover, we are excited by the preclinical data we have continued to generate with VBI-2901. We have long believed that in order to ensure long-term protection against known and unknown coronavirus variants, we must cease chasing variants and instead develop vaccines that can provide a broader foundation of immunity. We believe VBI-2901 has enormous potential and we look forward to initiating our first-in-human clinical study of VBI-2901 expected this summer.”

Dr. Melanie Saville, Executive Director of Vaccine R&D, CEPI, said: “Over the last two years, we have seen the persistent evolution of SARS-CoV-2. To stay one-step ahead of SARS-CoV-2 variants and other deadly coronaviruses, the world must invest in multivalent, broadly protective coronavirus vaccine technologies—like the eVLP technology being advanced by VBI. These data represent an important first step in the evaluation of this technology and toward developing an effective vaccine platform against variants of concern and other coronavirus threats.”

The new clinical and preclinical data for all three candidates have continued to support the robust potential of the eVLP platform, with candidates that have been able to elicit broad immune responses against coronaviruses. These new data demonstrate:

Safety:

●	In clinical studies, VBI-2902 and VBI-2905 were well-tolerated with no safety signals observed.
●	VBI-2902 and VBI-2905 were evaluated at a low dose of 5µg and both are adjuvanted with aluminum phosphate, a well-known adjuvant with decades of safety data from multiple FDA-approved vaccines.

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Breadth of Immunogenicity:

●	In the Phase 1b study (n=53), a single-dose booster of VBI-2905 increased the geometric mean titer (GMT) of neutralizing antibodies directed against the Beta variant 3.8-fold, at day 28, in participants who had previously received two-doses of an mRNA vaccine (ancestral strain) – approximately 2-fold increases were also seen at day 28 in antibody GMTs against both the ancestral and delta variant.
●	Against a panel of coronavirus variants in mice, reactivity was seen with VBI-2902 against all variants including the ancestral strain, Delta, Beta, Omicron, Lambda, and RaTG13 (a bat coronavirus that is distant to circulating human strains).
●	In this same panel, VBI-2901 was able to elicit an even stronger response against all variants tested – as the strains became more divergent from the ancestral strain, VBI-2901 elicited a greater difference in GMT from VBI-2902, ranging from 2.5-fold higher against the ancestral strain to 9.0-fold higher against the bat coronavirus.
●	A validated pseudoparticle neutralization assay (PNA) benchmarked against the WHO reference standard demonstrated that VBI-2902 elicited neutralizing antibody responses of 176 IU50/mL in its Phase 1a study – this international standard measure would predict a greater than 90% efficacy, with two internationally approved vaccines estimated to have 90% efficacy at 83 and 140 IU50/mL (Gilbert, PB, 2021).

The VBI-2900 program is supported by:

●	A partnership with CEPI, with a contribution of up to $33 million
●	A partnership with the the Government of Canada through its Strategic Innovation Fund, with an award of up to CAD $56 million, which was recently extended through the end of 2023
●	Contribution of up to CAD $1 million from and a collaboration with the National Research Council of Canada (NRC)

About VBI’s Coronavirus Vaccine Program: VBI-2900

VBI-2900 consists of three enveloped virus-like particle (eVLP) vaccine candidates: (1) VBI-2901, a trivalent pan-coronavirus vaccine expressing the SARS-CoV-2, SARS-CoV, and MERS-CoV spike proteins, (2) VBI-2902, a monovalent COVID-19 vaccine expressing a modified prefusion form of the SARS-CoV-2 spike protein, and (3) VBI-2905, a monovalent COVID-19 vaccine expressing a modified prefusion form of the spike protein from the Beta variant (also known as B.1.351). The vaccine program has been developed through collaborations with the National Research Council of Canada (NRC), the Coalition for Epidemic Preparedness Innovations (CEPI), and the Government of Canada, through their Strategic Innovation Fund.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

For more information, visit www.vbivaccines.com.

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Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 7, 2022, and filed with the Canadian security authorities at sedar.com on March 7, 2022, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com

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